UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Fremont Street

San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2012, in connection with the Offer (as defined below), Riverbed Technology, Inc. (“Riverbed”) entered into a credit agreement and related security and other agreements for a $575,000,000 senior secured term loan facility (the “Senior Credit Facility”) with certain lenders, Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Bank USA, as syndication agent, Morgan Stanley & Co. LLC, as collateral agent, Bank of America, N.A., as documentation agent, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA as joint lead arrangers and joint bookrunners, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as arranger.

The credit agreement governing the Senior Credit Facility also permits Riverbed to increase commitments under the Senior Credit Facility and/or request the establishment of one or more new term loan facilities in an aggregate amount not to exceed $250,000,000 subject to compliance on a pro forma basis with a secured leverage ratio of 3.50:1.00. The availability of such additional capacity is subject to, among other things, the absence of any default under the credit agreement governing the Senior Credit Facility and receipt of commitments from existing lenders or other financial institutions.

Interest Rate and Fees. Borrowings under the Senior Credit Facility bear interest at a rate per annum equal to an applicable margin plus, at Riverbed’s option, either: (i) a base rate determined by reference to the highest of: (a) a rate of interest publicly announced by Morgan Stanley Senior Funding, Inc. as its prime rate in effect at its principal office in New York City; (b) 1/2 of 1% per annum above the federal funds effective rate; and (c) the LIBOR rate for an interest period of one month plus 1.00%; or (ii) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing adjusted for certain reserve requirements, which will be no less than 1.00%. The applicable margin for borrowings is initially 2.00% with respect to base rate borrowings and 3.00% with respect to LIBOR borrowings.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facility requires Riverbed to pay, subject to certain exceptions, outstanding term loans with:

•	50% (subject to step-downs to 25% and 0% based upon Riverbed’s secured leverage ratio) of annual excess cash flow;

•	100% of the net cash proceeds of certain non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of the incurrence or issuance of certain debt, other than the net cash proceeds of certain debt permitted under the Senior Credit Facility.

Voluntary Prepayments. The Senior Credit Facility includes “call protection” pursuant to which any voluntary prepayment of, or amendment to, the Senior Credit Facility in connection with a “repricing transaction” (other than in connection with a change of control and other certain events) on or prior to the date that is 12 months after the closing date will be subject to a call premium of 1.00%. Otherwise, Riverbed is permitted to voluntarily prepay any outstanding loans under the Senior Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Senior Credit Facility requires Riverbed to make scheduled quarterly payments of 0.25% of the original principal amount of the Senior Credit Facility, with the balance due on the seventh anniversary of the closing date.

Guarantees and Security. All obligations under the Senior Credit Facility are unconditionally guaranteed by certain of Riverbed’s direct and indirect domestic restricted subsidiaries (the “Guarantors”). All obligations under the Senior Credit Facility, and the guarantees thereof, are secured, subject to certain exceptions, by substantially all of the assets of and each of the Guarantors, including:

•

a first-priority pledge of all of the capital stock of each subsidiary of Riverbed or any Guarantor (which pledge, in the case of the capital stock of certain foreign subsidiaries, is limited to 65% of such capital stock); and

•	a first-priority security interest in substantially all of Riverbed’s and the Guarantors’ tangible and intangible assets.

Certain Other Provisions. The credit agreement governing the Senior Credit Facility contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of Riverbed and its restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on the capital stock of Riverbed or redeem, repurchase or retire the capital stock of Riverbed;

•	make investments, acquisitions, loans and advances;

•	engage in transactions with affiliates;

•	sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries;

•	materially alter the business they conduct;

•	in the case of Riverbed, change its fiscal year;

•	consolidate, merge, liquidate or dissolve;

•	grant liens;

•	effect certain amendments to organizational documents; and

•	make prepayments in cash on certain subordinated debt.

In addition to the foregoing negative covenants, the credit agreement governing the Senior Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default (including upon a change of control).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on October 28, 2012, Riverbed entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among OPNET Technologies, Inc. (“OPNET”), Octagon Acquisition Corp., a newly formed wholly owned subsidiary of Riverbed (“Acquisition Sub”) and Riverbed. Pursuant to the terms and conditions of the Merger Agreement, on November 14, 2012, Acquisition Sub commenced an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of OPNET (“OPNET Common Stock”) in exchange for consideration, per share of OPNET Common Stock, comprised of: (i) $36.55, net to the seller in cash (the “Cash Consideration”); and (ii) 0.2774 of a share of Riverbed common stock, par value $0.0001 (the “Stock Consideration” and, together with the Cash Consideration, the “Offer Price”), without interest and subject to any tax withholding.

On December 18, 2012, Acquisition Sub and certain of its affiliates announced the completion of the Offer. Also on December 18, 2012, pursuant to the terms of the Merger Agreement, Acquisition Sub was merged with and into OPNET (the “Merger”), and OPNET continued as the surviving corporation in the Merger and a wholly owned subsidiary of Riverbed. As a result of the Merger, each outstanding share of OPNET Common Stock (other than shares held by Riverbed, OPNET or their respective subsidiaries, or held by stockholders of OPNET who properly assert appraisal rights under Delaware law) was automatically converted into the right to receive: (i) $36.55 in cash; and (ii) 0.2774 shares of Riverbed common stock, without interest thereon and subject to any tax withholding. The Merger follows the completion of Riverbed’s Offer to acquire all of the outstanding shares of OPNET Common Stock in exchange for consideration, per share of OPNET Common Stock, comprised of: (i) $36.55 in cash; and (ii) 0.2774 of a share of Riverbed common stock, without interest and subject to any tax withholding.

Riverbed funded the Offer and the Merger through existing cash and borrowings under the Senior Credit Facility, described in Item 1.01 of this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On December 18, 2012, Riverbed issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The pro forma financial information required by this item has been previously filed with the Securities and Exchange Commission (the “SEC”) as part of Riverbed’s registration statement on Form S-4 (File No. 333-184932) that was declared effective by the SEC on December 13, 2012 and is incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release issued by Riverbed Technology, Inc. on December 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012		Riverbed Technology, Inc.

	By:	/s/ Brett A. Nissenberg
Brett A. Nissenberg Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit

99.1	Press Release issued by Riverbed Technology, Inc. on December 18, 2012